Exhibit 99.1

EVINE Live Reports Fourth Quarter and Full Year Results

Fiscal Year 2015 Fourth Quarter Highlights

•	Net sales were $212 million, a 5% increase year-over-year.

•	Online net sales as a percentage of total net sales increased 360 basis points to 49.7%.

•	Mobile remains the fastest-growing platform with net sales of $46.8 million, a 47% increase year-over-year.

•	Adjusted EBITDA was $4.9 million, a 29% decrease year-over-year.

•	EPS was $0.01, a decrease of $0.05 year-over-year.

•	Total cash, including restricted cash, at year end was $12.3 million with an additional $29.7 million of unused availability on a revolving credit facility with PNC Bank.

MINNEAPOLIS, MN – March 23, 2016 – EVINE Live Inc. (NASDAQ: EVLV) today announced results for the fourth quarter ended January 30, 2016.

“Although the Company had solid revenue growth in the fourth quarter, we are disappointed with the overall bottom line results,” said Bob Rosenblatt, Chairman and interim CEO. “The profit erosion that continued into our fourth quarter doesn’t reflect the merchandising balance and operational discipline necessary to deliver consistent growth in value to all stakeholders. We are in the midst of implementing plans to address these issues, but we are mindful that it will take some time to fix them in the right way. Last week we took our first steps toward addressing these issues and cut our full-year operating expense by $5 million through a reduction in corporate overhead and other operating costs.”

Rosenblatt continued, “EVINE Live has a proven business model and we are strongly positioned to continue to use our expertise as a leader in the digital video commerce space.  Our historical focus on developing proprietary and exclusive brands to broaden our product offering is proving to be a good idea. However, it is only one piece of a much broader business strategy that is required to create profitable results and to build shareholder value. Our work going forward is centered on building a cohesive merchandising strategy with clear accountability. With the $17 million bank term loan from GACP Finance Co., LLC, our recently strengthened balance sheet provides the Company some additional flexibility in building long-term relationships with our vendors, as well as the ability to be more opportunistic in the broader marketplace.”

SUMMARY RESULTS AND KEY OPERATING METRICS
($ Millions, except average price points and EPS)

	Q4 2015 01/30/2016	Q4 2014 01/31/2015	Change	YTD 01/30/2016	YTD 01/31/2015	Change

Net Sales	$211.5	$201.2	5%	$693.3	$674.6	3%

Gross Margin %	31.4%	32.6%	(120 bps)	34.4%	36.3%	(190 bps)

Adjusted EBITDA	$4.9	$7.0	(29%)	$9.2	$22.8	(60%)

Net Income (Loss)	$0.7	$3.3	(80%)	$(12.3)	$(1.4)	791%

EPS	$0.01	$0.06	(83%)	$(0.22)	$(0.03)	(633%)

Homes (Average 000s)	87,719	87,889	(0%)	88,105	87,481	1%
Net Shipped Units (000s)	2,907	2,898	0%	9,853	9,055	9%
Average Selling Price (ASP)	$66	$63	5%	$64	$67	(4%)
Return Rate %	18.9%	19.9%	(100 bps)	19.8%	21.5%	(170 bps)
Online Net Sales %	49.7%	46.1%	360 bps	46.9%	44.6%	230 bps
Total Customers - 12 Month Rolling (000s)	1,436	1,446	(1%)	N/A	N/A	N/A

% of Net Sales by Category
Jewelry & Watches	35%	37%		39%	42%
Home & Consumer Electronics	39%	38%		31%	30%
Beauty	13%	11%		14%	12%
Fashion & Accessories	13%	14%		16%	16%
Total	100%	100%		100%	100%

Fourth Quarter 2015 Results

•	Consumer Electronics was the fastest growing category at 35% vs. the prior year, followed by Beauty category at 23% and Fashion at 3%; Jewelry & Watches declined by 2% and Home declined by 11%.

•	Return rate for the quarter was 18.9%; an improvement of 100 basis points year-over-year.

•	Gross profit dollars increased 1.3% to $66.4 million. Gross profit as a percentage of sales decreased 120 basis points to 31.4%, primarily related to the following:

o	60 basis points of gross margin percentage decrease was attributable to reduced margins from mixing out of Jewelry & Watches and into Consumer Electronics, partially offset by a positive mix into Beauty.

o	40 basis points of gross margin rate decrease was attributable to increased distribution depreciation due to the expansion and upgrades to our Bowling Green facility.

•	Adjusted EBITDA decreased to $4.9 million primarily due to continued gross profit rate pressure from merchandising mix changes and increased operating expense.

•	Operating income was $1.6 million vs. $3.9 million in the fourth quarter of last year.

•	Operating expense increased $3.1 million to $64.8 million, and was driven primarily by increased program distribution, and increased variable expense.

•	EPS for the fiscal 2015 fourth quarter decreased to $0.01, which includes distribution facility consolidation and technology upgrade costs. EPS for the fiscal 2014 fourth quarter was $0.06, which included executive and management transition costs.

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Full Year 2015 Results

•	Consumer Electronics was the fastest growing category at 29% vs. the prior year, followed by Beauty category at 14% and Fashion at 10%; Jewelry & Watches declined by 3% and Home declined by 9%.

•	Return rate for the year was 19.8%, an improvement of 170 basis points year-over-year.

•	Gross profit dollars decreased 2.7% to $238.5 million. Gross profit as a percentage of sales decreased 190 basis points to 34.4%, primarily related to the following:

o	30 basis points of gross margin percentage decrease was attributable to reduced margins from mixing out of Jewelry & Watches and into Consumer Electronics, partially offset by a positive mix into Beauty and Fashion.

o	110 basis points of gross profit rate decrease was attributable to reduced gross profit rate within Jewelry & Watches and Home.

o	20 basis points of gross margin percentage decrease was attributable to reduced shipping and handling margin.

o	20 basis points of gross margin rate decrease was attributable to increased distribution depreciation due to the expansion and upgrades to our Bowling Green facility.

•	Adjusted EBITDA decreased to $9.2 million primarily due to gross profit rate pressure from merchandising mix changes and increased operating expense.

•	Operating income was ($8.7) million vs. $1.0 for the prior year.

•	Operating expense increased $3.2 million to $247.2 million, and was driven primarily by increased program distribution and increased variable expense.

•	EPS for the fiscal year decreased to ($0.22), which includes executive and management transition costs, and distribution facility consolidation and technology upgrade costs. EPS for fiscal 2014 was ($0.03), which included executive and management transition costs, and activist shareholder response costs.

Liquidity and Capital Resources

As of January 30, 2016, total cash, including restricted cash, was $12.3 million, compared to $12.6 million at the end of the third quarter of fiscal 2015. The Company also had $29.7 million of unused availability on its revolving credit facility with PNC Bank at the end of the fourth quarter.

On March 10, 2016, EVINE Live closed on a $17 million bank term loan with GACP Finance Co., LLC. The Company expects to use the borrowings for general corporate purposes as well as to strengthen the overall liquidity position of the company.

2016 Outlook

The Company expects sales growth relatively in line with 2015 with improved Adjusted EBITDA year-over-year.

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Conference Call

A conference call to discuss the Company's fourth quarter earnings will be held at 8:30 a.m. Eastern Time on Wednesday, March 23, 2016.

Conference Call/Webcast Today, Wednesday, March 23, 2016 at 8:30 a.m. EST:

WEBCAST LINK:	http://event.on24.com/wcc/r/1133422/6794CB6BDA99C9E566C9EC62A7001D95

TELEPHONE:	(877) 407- 9039

PASSCODE:	13630363

Please visit www.evine.com/ir for more investor information and to review an updated investor deck.

About EVINE Live Inc.

EVINE Live Inc. (NASDAQ: EVLV) is a digital commerce company that offers a compelling mix of proprietary, exclusive, and name brands directly to consumers in an engaging and informative shopping experience via television, online and on mobile. EVINE Live reaches approximately 88 million cable and satellite television homes 24 hours a day with entertaining content that invites its community of customers to shop, share and smile in a comprehensive digital shopping experience.

Please visit www.evine.com/ir for more investor information.

Contacts

Media:
Dawn Zaremba
EVINE Live Inc.
press@evine.com
(952) 943-6043

Investors:
Jason Iannazzo
EVINE Live Inc.
jiannazzo@evine.com
(952) 943-6126

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EVINE Live Inc.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share data)

	January 30,	January 31,
	2016	2015
	(Unaudited)

ASSETS
Current assets:
Cash	$11,897	$19,828
Restricted cash and investments	450	2,100
Accounts receivable, net	114,949	112,275
Inventories	65,840	61,456
Prepaid expenses and other	5,913	5,284
Total current assets	199,049	200,943
Property and equipment, net	52,629	42,759
FCC broadcasting license	12,000	12,000
Other assets	2,085	1,989
	$265,763	$257,691

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$77,779	$81,457
Accrued liabilities	35,342	36,683
Current portion of long term credit facility	2,143	1,736
Deferred revenue	85	85
Total current liabilities	115,349	119,961

Capital lease liability	-	36
Deferred revenue	164	249
Deferred tax liability	2,734	1,946
Long term credit facility	70,537	50,971
Total liabilities	188,784	173,163

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.01 par value, 400,000 shares authorized;
zero shares issued and outstanding	-	-
Common stock, $.01 par value, 100,000,000 shares authorized;
57,170,245 and 56,448,663 shares issued and outstanding	571	564

Additional paid-in capital	423,574	418,846

Accumulated deficit	(347,166)	(334,882)
Total shareholders' equity	76,979	84,528
	$265,763	$257,691

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EVINE Live Inc.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	For the Three-Month Periods Ended		For the Twelve Month Periods Ended
	January 30,	January 31,	January 30,	January 31,
	2016	2015	2016	2015
Net sales	$211,542	$201,224	$693,312	$674,618
Cost of sales	145,133	135,683	454,832	429,570
Gross profit	66,409	65,541	238,480	245,048
Margin %	31.4%	32.6%	34.4%	36.3%
Operating expense:
Distribution and selling	56,134	53,283	209,328	202,579
General and administrative	6,442	5,938	24,520	23,983
Depreciation and amortization	2,105	1,980	8,474	8,445
Executive and management transition costs	-	485	3,549	5,520
Distribution facility consolidation and technology upgrade costs	81	-	1,347	-
Activist shareholder response costs	-	-	-	3,518
Total operating expense	64,762	61,686	247,218	244,045
Operating income (loss)	1,647	3,855	(8,738)	1,003

Other expense:
Interest income	2	2	8	10
Interest expense	(763)	(388)	(2,720)	(1,572)
Total other expense	(761)	(386)	(2,712)	(1,562)

Income (loss) before income taxes	886	3,469	(11,450)	(559)

Income tax provision	(219)	(210)	(834)	(819)

Net income (loss)	$667	$3,259	$(12,284)	$(1,378)

Net income (loss) per common share	$0.01	$0.06	$(0.22)	$(0.03)

Net income (loss) per common share
---assuming dilution	$0.01	$0.06	$(0.22)	$(0.03)

Weighted average number of common shares outstanding:
Basic	57,158,427	56,357,182	57,004,321	53,458,662
Diluted	57,158,427	57,598,309	57,004,321	53,458,662

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EVINE Live Inc.
AND SUBSIDIARIES
Reconciliation of Adjusted EBITDA to Net Income (Loss):
(Unaudited)

	For the Three-Month Periods Ended		For the Twelve-Month Periods Ended
	January 30,	January 31,	January 30,	January 31,
	2016	2015	2016	2015

Adjusted EBITDA (000's)	$4,926	$6,952	$9,206	$22,773
Less:
Activist shareholder response costs	-	-	-	(3,518)
Executive and management transition costs	-	(485)	(3,549)	(5,520)
Distribution facility consolidation and technology upgrade costs	(81)	-	(1,347)	-
Shareholder Rights Plan costs	-	-	(446)	-
Non-cash share-based compensation	(136)	(522)	(2,275)	(3,860)
EBITDA (as defined)	4,709	5,945	1,589	9,875

A reconciliation of EBITDA to net income (loss) is as follows:

EBITDA (as defined)	4,709	5,945	1,589	9,875
Adjustments:
Depreciation and amortization	(3,062)	(2,090)	(10,327)	(8,872)
Interest income	2	2	8	10
Interest expense	(763)	(388)	(2,720)	(1,572)
Income taxes	(219)	(210)	(834)	(819)
Net income (loss)	$667	$3,259	$(12,284)	$(1,378)

Adjusted EBITDA

EBITDA represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines Adjusted EBITDA as EBITDA excluding non-operating gains (losses); activist shareholder response costs; executive and management transition costs; distribution facility consolidation and technology upgrade costs; Shareholder Rights Plan costs and non-cash share-based compensation expense. The Company has included the term “Adjusted EBITDA” in our EBITDA reconciliation in order to adequately assess the operating performance of our television and online businesses and in order to maintain comparability to our analyst's coverage and financial guidance, when given. Management believes that the term Adjusted EBITDA allows investors to make a more meaningful comparison between our business operating results over different periods of time with those of other similar companies. In addition, management uses Adjusted EBITDA as a metric to evaluate operating performance under the Company’s management and executive incentive compensation programs. Adjusted EBITDA should not be construed as an alternative to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with generally accepted accounting principles and should not be construed as a measure of liquidity. Adjusted EBITDA may not be comparable to similarly entitled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, in this release.

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as anticipate, believe, estimate, expect, intend, predict, hope, should, plan, will or similar expressions. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships and develop key partnerships and proprietary brands; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our credit facilities covenants; our ability to successfully transition our brand name and corporate name; customer acceptance of our new branding strategy and our repositioning as a digital commerce company; the market demand for television station sales; changes to our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; our ability to obtain and retain key executives and employees; our ability to attract new customers and retain existing customers; changes in shipping costs; our ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits or television programming; and the risks identified under “Risk Factors” in our recently filed Form 10-K and any additional risk factors identified in our periodic reports since the date of such Form 10-K. More detailed information about those factors is set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. We are under no obligation (and expressly disclaim any such obligation) to update or alter the Company’s forward-looking statements whether as a result of new information, future events or otherwise.

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